Microfilm Number                Filed with the Department of State on
                 ------------                                        -----------
Entity Number
              ---------------   ------------------------------------------------
                                       Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


         In compliance with the requirement of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The name of the corporation is:  SJS ENTERTAINMENT CORPORATION

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name or its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a)      319 Market Street, Harrisburg PA  17101 Dauphin

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the country in which the corporation is located for venue and official publication purposes.

3.       The statute by or under which it was incorporated is

4.       The date of its incorporation is:  11/30/95

5.       (Check, and if appropriate complete, one of the following):

         X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

                  The amendment shall be effective on:

6. (Check one of the following):

                  The amendment was adopted by the shareholders (or members ) pursuant to 16 Pa.C.S. ss. 1914(a) and (b).

         X The amendment was adopted by the board of directors pursuant to Pa.C.S. ss. 1914(C)

7.       (Check, and if appropriate complete, one of the following):

                  The amendment adopted by the corporation, set forth in full, is as follows:

         X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.       (Check if the amendment restates the Articles):

                  The restated Articles of Incorporated supersede the original Articles and all amendments thereto.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of October 1998.


                                       SJS ENTERTAINMENT CORPORATION


                                       By:/s/ [illegible]
                                          -------------------------------------
                                       Title: Vice President

                                     - 2 -

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                          UNANIMOUS WRITTEN CONSENT OF
                           THE BOARD OF DIRECTORS OF
                         SJS ENTERTAINMENT CORPORATION
                                (the "Company")


                  WHEREAS, the Company, a corporation duly organized and validly existing under the laws of the State of Pennsylvania, desires to change the name of the company by amending its certificate in incorporation; and

                  WHEREAS, the undersigned, being all of the Directors of the Company, in compliance with section 15 Pa.C.S. ss. 1914(c), do hereby adopt the following resolutions by unanimous written consent; now therefore be it

                  RESOLVED, that the certificate of incorporation of the Company is hereby amended by striking out Article FIRST thereof, and be it

                  FURTHER RESOLVED, that Article FIRST will be replaced with the following "FIRST: The name of the corporation (hereinafter called the "corporation") is SFX RADIO NETWORK, INC."

                  The Unanimous Written Consent may be executed in one or more counterparts which, taken together, shall constitute the original action of the Board of Directors of the Company and shall be filed with the proceedings of the Board of Directors of the Company.

                  IN WITNESS WHEREOF; the undersigned Board of Directors of the Company has executed this Written Consent as of the 29th day of October, 1998.


                                                       /s/ Robert F.X. Sillerman
                                                       -------------------------
                                                       Robert F.X. Sillerman


                                                       /s/ Howard J. Tytel
                                                       -------------------------
                                                       Howard J. Tytel


                                                       /s/ Michael G. Ferrel
                                                       -------------------------
                                                       Michael G. Ferrel

(CHANGES)                              BUREAU USE ONLY:

DOCKETING STATEMENT DSCS 15-1348
   (Rev 95)                            ___REVENUE            ___LABOR & INDUSTRY

                                       ___OTHER

FILING FEE: NONE                       FILE CODE

                                       FILED DATE


This form (title in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU


Part I.  COMPLETE FOR EACH FILING:

Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or ____ entity if merger or consolidation)

         SJS ENTERTAINMENT CORPORATION

Entity number, if known: NOTE: ENTITY NUMBER is the computer index number assigned to an entity upon initial filing in the Department of State.

Incorporation/qualification date in Pa.: 11/30/95    State of Incorporation: Pa.

Federal identification Number: 23-2828323

Specified effective date, if any:  n/a


Part II. COMPLETE FOR EACH FILING This statement is being submitted with (check proper box):

X        Amendment: complete Section A only

X Section A. CHANGES TO BE MADE TO THE ENTITY NAMED IN Part I: (Check box/boxes which pertain)

         X        Name: to be changed to SFX RADIO NETWORK, INC.


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